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                   INSTRUCTIONS TO REGISTERED HOLDER AND/OR
        BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                      OF
                     COYNE INTERNATIONAL ENTERPRISES CORP.


              11 1/4% SERIES A SENIOR SUBORDINATED NOTES DUE 2008


To Registered Holder and/or Participant of the Book-Entry Transfer Facility:


     The undersigned hereby acknowledges receipt of the Prospectus, dated __________ (the "Prospectus"), of Coyne International Enterprises Corp., Blue Ridge Textile Manufacturing, Inc., Clean Towel Service, Inc., Ohio Garment Rental, Inc., and Midway-CTS Buffalo, Ltd. (collectively, the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the 11 1/4% Series A Senior Subordinated Notes due 2008 (the "Initial Notes") held by you for the account of the undersigned.

     The aggregate face amount of the Initial Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

$_______________ of the 11 1/4% Series A Senior Subordinated Notes due 2008.

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):


[__] TO TENDER the following Initial Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF INITIAL NOTES TO BE TENDERED, IF
     ANY): $

[__] NOT TO TENDER any Initial Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Initial Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (fill in state) ____________, (ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospects delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer--Resales of the Exchange Notes," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Company; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Initial Notes.
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[__] Check this box if the Beneficial Owner of the Initial Notes is a
     Participating Broker-Dealer and such Participating Broker-Dealer acquired the Initial Notes for its own account as a result of market-making activities or other trading activities. IF THIS BOX IS CHECKED, PLEASE SEND A COPY OF THESE INSTRUCTIONS TO DONALD F.X. KEEGAN, CHIEF FINANCIAL OFFICER OF THE COMPANY, VIA FACSIMILE: (315) 475-9978. THE TENDER OF INITIAL NOTES VIA AGENT'S MESSAGE WILL NOT CONSTITUTE NOTICE TO THE COMPANY OF A HOLDER'S STATUS AS A PARTICIPATING BROKER-DEALER. PARTICIPATING BROKER-DEALERS DESIRING TO PROVIDE SUCH NOTICE MUST STILL DO SO IN WRITING WITHIN FIFTEEN BUSINESS DAYS FOLLOWING THE CONSUMMATION OF THE EXCHANGE OFFER.


                                   SIGN HERE


Name of beneficial owner(s):____________________________________________________

Signature(s):___________________________________________________________________

Name (please print):____________________________________________________________

Address:________________________________________________________________________

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Telephone number:_______________________________________________________________

Taxpayer Identification or Social Security Number:______________________________

Date:___________________________________________________________________________